Exhibit 1.1

[Translation]

ARTICLES OF INCORPORATION OF SAWAI GROUP HOLDINGS CO., LTD.

Chapter 1. General Provisions

Article 1.	(Trade Name)

The Company shall be called “Sawai Group Holdings Kabushiki Kaisha” and in English, “SAWAI GROUP HOLDINGS Co., Ltd.”

Article 2.	(Purpose)

The purpose of the Company shall be to engage in the following businesses:

(1)

To hold shares or equity in domestic and/or overseas companies engaging in any business relating to medical and healthcare services, including manufacture and sale of pharmaceutical products and medical equipment, as well as various businesses incidental or relating to the same, and thereby manage business activities of such companies and provide management support or guidance to such companies;

(2)

To perform, on commission, the operations of any companies in which the Company holds shares or equity, such as management affairs, planning/public relations activities or the like, in whole or in part; and

(3)	To carry out any and all lawful businesses incidental or relating to any of the foregoing.

Article 3.	(Location of Head Office)

The Company shall have its head office in Osaka City, Japan.

Article 4.	(Establishment of Organizations)

The Company shall establish the following organizations, in addition to the General Meeting of Shareholders and Directors:

(1)	Board of Directors;

(2)	Audit & Supervisory Board Members;

(3)	Audit & Supervisory Board; and

(4)	Accounting Auditors.

Article 5.	(Method of Public Notice)

The method of public notices of the Company shall be electronic public notices; provided, however, that in case where the Company is unable to give an electronic public notice due to an accident or any other unavoidable reason, the public notice of the Company may be given in the Nikkei.

Chapter 2. Shares

Article 6.	(Total Number of Shares Authorized to Be Issued)

The total number of shares authorized to be issued by the Company shall be seventy-seven million six hundred thousand (77,600,000) shares.

Article 7.	(Acquisition by the Company of Treasury Shares)

The Company may acquire treasury shares through market transactions or other means by a resolution of the Board of Directors.

Article 8.	(Number of Shares Constituting One Unit)

The number of shares constituting one unit of shares of the Company shall be one hundred (100).

Article 9.	(Rights Pertaining to Shares Constituting Less Than One Unit)

A shareholder of the Company may not exercise any rights, except for the rights set forth below, with respect to shares constituting less than one unit held by such shareholder:

(1)	The rights provided for in each item of Article 189, Paragraph 2 of the Companies Act of Japan;

(2)	The right to make a demand pursuant to the provisions of Article 166, Paragraph 1 of the Companies Act of Japan; and

(3)	The right to receive an allotment of shares for subscription and stock acquisition rights for subscription in accordance with the number of shares held by such shareholder.

Article 10.	(Shareholder Register Administrator)

1.	The Company shall have a shareholder register administrator.

2.	The shareholder register administrator and its handling office shall be determined by a resolution of the Board of Directors and public notice thereof shall be given by the Company.

3.

The preparation of and keeping of, and other operations relating to, the shareholder register and the stock acquisition right register of the Company shall be entrusted to the shareholder register administrator, and will not be handled by the Company.

Article 11	(Share Handling Regulations)

The handling and fees pertaining to shares of the Company shall be governed by, in addition to applicable laws and regulations or these Articles of Incorporation, the Share Handling Regulations established by the Board of Directors.

Chapter 3. General Meetings of Shareholders

Article 12.	(Convocation)

An Annual General Meeting of Shareholders of the Company shall be convened within three months after the date following the last day of each business year, and an Extraordinary General Meeting of Shareholders shall be convened whenever necessary.

Article 13. (Record Date for Annual General Meetings of Shareholders)

The record date for voting rights for the Annual General Meetings of Shareholders of the Company shall be March 31 of each year.

Article 14.	(Convener and Chair)

1.

Unless otherwise provided for by applicable laws and regulations, the Director and President shall, by a resolution of the Board of Directors, convene the General Meetings of Shareholders and act as the chair thereof.

2.

In case where the Director and President is unable to act, other Representative Director (or in case where such Representative Director is unable to act, other Director who is designated in accordance with an order of priority determined in advance by the Board of Directors) shall convene the General Meetings of Shareholders and act as the chair thereof.

Article 15.	(Disclosure through Internet and Deemed Provision of Reference Materials, Etc. for General Meeting of Shareholders)

In convening a General Meeting of Shareholders, the Company may be deemed to have provided its shareholders with information with respect to matters that should be described or indicated in the reference materials for the General Meeting of Shareholders, business reports, non-consolidated financial statements and consolidated financial statements, by disclosing those through the Internet in accordance with the ordinances of the Ministry of Justice.

Article 16	(Method of Adopting Resolutions)

1.

Unless otherwise provided for by applicable laws and regulations or these Articles of Incorporation, resolutions of a General Meeting of Shareholders shall be adopted by a majority of the voting rights of the attending shareholders entitled to exercise their voting rights.

2.

Resolutions provided for in Article 309, Paragraph 2 of the Companies Act of Japan shall be adopted by not less than two-thirds of the voting rights of the attending shareholders who hold not less than one-third of the voting rights of shareholders entitled to exercise their voting rights.

Article 17.	(Exercising of Voting Right through Proxy)

1.	A shareholder may exercise his/her voting right through one proxy who shall be another shareholder of the Company entitled to vote.

2.

In case of falling under the preceding paragraph, the shareholder or proxy thereof shall submit a written document evidencing an authority of the representation to the Company for each General Meeting of Shareholders.

Chapter 4. Directors and Board of Directors

Article 18.	(Number of Directors)

The Company shall have not more than twelve (12) Directors.

Article 19.	(Method of Election)

1.	Director(s) shall be elected at a General Meeting of Shareholders.

2.

A resolution for the election of Director(s) shall be adopted by a majority of the voting rights of the attending shareholders who hold not less than one-third of the voting rights of shareholders entitled to exercise their voting rights.

3.	Resolutions for the election of Directors shall not be made by cumulative voting.

Article 20.	(Term of Office)

The term of office of a Director shall be until the conclusion of the Annual General Meeting of Shareholders pertaining to the final business year ending no more than one year after he/she was elected as the Director.

Article 21.	(Representative Director(s) and Directors with Special Titles)

1.	The Board of Directors shall appoint Representative Director(s) by its resolution.

2.

The Board of Directors shall appoint one Director and Chairman, and one Director and President, respectively, from among Directors by its resolution. The Board of Directors may also appoint one or more Director and Vice Chairman, Director and Vice President, Senior Managing Director and Managing Director, as necessary.

Article 22.	(Convener and Chair of Meetings of the Board of Directors)

1.	Unless otherwise provided for by applicable laws and regulations, the Director and Chairman shall convene meetings of the Board of Directors and act as the chair thereof.

2.

In case where the office of Director and Chairman is vacant or the Director and Chairman is unable to act, the Director and President (or in case where the Director and President is unable to act, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors) shall convene the meetings of the Board of Directors and act as the chair thereof.

Article 23.	(Notice to Convene Meetings of the Board of Directors)

1.

Notice to convene a meeting of the Board of Directors shall be dispatched to each Director and Audit & Supervisory Board Member at least two (2) days prior to the date set for the meeting; provided, however, that such period may be shortened in the case of an emergency.

2.	A meeting of the Board of Directors may be held without taking the procedures of convocation with the unanimous consent of all Directors and Audit & Supervisory Board Members.

Article 24.	(Omission of Resolution of the Board of Directors)

The Company shall deem that a resolution of the Board of Directors is adopted when the requirements set forth in Article 370 of the Companies Act of Japan are satisfied.

Article 25.	(Rules of the Board of Directors)

Matters regarding the Board of Directors shall be governed by, in addition to applicable laws and regulations or these Articles of Incorporation, the Rules of the Board of Directors established by the Board of Directors.

Article 26.	(Compensations)

The financial benefits to be paid by the Company as a consideration for the performance of duties, such as compensation and bonuses, (the “Compensations”) for Directors shall be determined by a resolution at a General Meeting of Shareholder.

Article 27.	(Liability Limitation Agreements with Directors)

In accordance with the provisions provided for in Article 427, Paragraph 1 of the Companies Act of Japan, the Company may enter into an agreement with each Director (except for those who serve as the executive directors, etc.) that limits the liability for damages incurred by such Director due to the negligence of his/her duties; provided, however, that the maximum amount of liability for damages under such agreement shall be the amount provided for by applicable laws and regulations.

Chapter 5. Audit & Supervisory Board Members and Audit & Supervisory Board

Article 28.	(Number of Audit & Supervisory Board Members)

The Company shall have not more than five Audit & Supervisory Board Members.

Article 29.	(Method of Election)

1.	Audit & Supervisory Board Member(s) shall be elected at a General Meeting of Shareholders.

2.

A resolution for the election of Audit & Supervisory Board Member(s) shall be adopted by a majority of the voting rights of the attending shareholders who hold not less than one-third of the voting rights of shareholders entitled to exercise their voting rights.

3.

In accordance with the provisions of Article 329, Paragraph 3 of the Companies Act of Japan, the Company may elect Substitute Audit & Supervisory Board Member(s) at the General Meeting of Shareholders, in order to prepare for cases where the Company lacks the number of Audit & Supervisory Board Members required by applicable laws and regulations.

4.

A resolution regarding the election of Substitute Audit & Supervisory Board Member(s), as described in the previous paragraph, shall be effective until the commencement of the Annual General Meeting of Shareholders pertaining to the final business year ending no more than four years after the date when the resolution was made, provided that the resolution itself does not stipulate a shorter term of validity.

Article 30.	(Term of Office)

1.

The term of office of an Audit & Supervisory Board Member shall be until the conclusion of the Annual General Meeting of Shareholders pertaining to the final business year ending no more than four years after he/she was elected as the Audit & Supervisory Board Member.

2.

The term of office of an Audit & Supervisory Board Member who was elected as a substitute for an Audit & Supervisory Board Member who retired before the expiration of his/her term of office, shall expire at the same time as the original term of office of the retired Audit & Supervisory Board Member. However, where a Substitute Audit & Supervisory Board Member, who was elected in accordance with Paragraph 3 of the previous Article, assumes the office of Audit & Supervisory Board Member, his/her term of office may not extend beyond the time of conclusion of the Annual General Meeting of Shareholders pertaining to the final business year ending no more than four years after the date when he/she was elected as the Substitute Audit & Supervisory Board Member.

Article 31.	(Standing Audit & Supervisory Board Member(s))

The Audit & Supervisory Board shall appoint Standing Audit & Supervisory Board Member(s) by its resolution.

Article 32.	(Notice to Convene Meetings of the Audit & Supervisory Board)

1.

Notice to convene a meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Member at least two (2) days prior to the date set for the meeting; provided, however, that such period may be shortened in the case of an emergency.

2.	A meeting of the Audit & Supervisory Board may be held without taking the procedures of convocation with the unanimous consent of all Audit & Supervisory Board Members.

Article 33.	(Rules of the Audit & Supervisory Board)

Matters regarding the Audit & Supervisory Board shall be governed by, in addition to applicable laws and regulations or these Articles of Incorporation, the Rules of the Audit & Supervisory Board established by the Audit & Supervisory Board.

Article 34.	(Compensations)

The Compensations for Audit & Supervisory Board Members shall be determined by a resolution at a General Meeting of Shareholders.

Article 35.	(Liability Limitation Agreements with Audit & Supervisory Board Members)

In accordance with the provisions provided for in Article 427, Paragraph 1 of the Companies Act of Japan, the Company may enter into an agreement with each Audit & Supervisory Board Member that limits the liability for damages incurred by such Audit & Supervisory Board Member due to the negligence of his/her duties; provided, however, that the maximum amount of liability for damages under such agreement shall be the amount provided for by applicable laws and regulations.

Chapter 6. Accounting

Article 36.	(Business Year)

The business year of the Company shall be the one-year period from April 1 of each year to March 31 of the following year.

Article 37.	(Record Date for Dividends from Surplus)

1.	The record date for year-end dividends of the Company shall be March 31 of each year.

2.	In addition to the dividends in the preceding paragraph, the Company may pay dividends by specifying a different record date(s) therefor.

Article 38.	(Interim Dividends)

The Company may pay interim dividends with the record date of September 30 of each year by a resolution of the Board of Directors.

Article 39.	(Period of Exclusion Concerning Dividends)

1.

In case where the dividend property consists of monies, if such property remains unreceived upon the expiration of three full years from the date of commencement of the payment thereof, the Company shall be exempted from its obligation to make such payment.

2.	Unpaid dividends shall not bear any interest.

SUPPLEMENTARY PROVISIONS

Article 1.	(Initial Business Year)

Notwithstanding the provision of Article 36, the initial business year of the Company shall commence on the date of establishment of the Company and shall end on March 31, 2022.

Article 2.	(Compensations)

1.

Notwithstanding the provision of Article 26, the amount of the Compensations for Directors shall be within 670 million yen (670,000,000 yen) for a year; provided, however, that such amount for the Compensations for Directors do not include the employee salaries of Directors who concurrently serve as employees.

2.	Notwithstanding the provision of Article 34, the amount of the Compensations for Audit & Supervisory Board Members shall be within 50 million yen (50,000,000 yen) for a year.

Article 3.	(Deletion of these Supplementary Provisions)

These supplementary provisions shall be deleted at the time of the conclusion of the first Annual General Meeting of Shareholders of the Company.